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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 18, 2003 (except for Note 2, as to which the date is September 16, 2003) with respect to the consolidated financial statements and financial statement schedules of Crystal Decisions, Inc. in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-108400) and related Prospectus of Business Objects S.A. for the registration of 28,989,443 Business Objects ordinary shares.

/s/ Ernst & Young LLP
Vancouver, Canada
October 31, 2003

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS